UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
November 17, 2010 (November 11, 2010)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                      Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 11, 2010, Coventry Health Care, Inc. (the “Company”) amended and restated its Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all officers, employees and directors of the Company. The amendments to the Code of Ethics provide additional specificity as to the titles of persons to whom ethics complaints or questions can be communicated.  The amendments also add language emphasizing the Company’s intolerance of fraud, waste and abuse.   As amended, the Code of Ethics also contains a number of technical, administrative and nonsubstantive changes, including the addition of a table of contents for ease of reference and updates of out-of-date references.  The Code of Ethics is available at www.coventryhealthcare.com and is attached hereto as Exhibit 14.1.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
14.1	Coventry Health Care, Inc. Code of Business Conduct and Ethics

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                 COVENTRY HEALTH CARE, INC.
By:	/s/ John J. Stelben
Name:	John J. Stelben
Title:	Interim Chief Financial Officer

Dated:	November 17, 2010